SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                                       FORM 8-K

                                CURRENT REPORT PURSUANT
                             TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  March 3, 1998

TV COMMUNICATIONS NETWORK, INC.
(a Colorado Corporation)

Commission file number 0-18612

I.R.S. Employer Identification Number 84-1062555

10020 E. Girard Avenue, #300
Denver, Colorado  80231
Telephone:  (303) 751-2900

Investor relations contact:

Dennis J. Horner, Vice President of Finance
10020 E. Girard Avenue, #300
Denver, Colorado  80231
Telephone:  (303) 751-2900

Item 5.  Other Events

                    Frederick Case Settlement

     The Company had been named as a Defendant in a class action suit by two shareholders of TVCN filed on April 2, 1994 in the United States District Court for the District of Colorado under Case No. 94-WM-837. MERTON FREDERICK, as Trustee of the M&M Frederick, Inc. Profit Sharing Plan, f/k/a M&M Frederick, Inc. Defined Benefit Pension Plan; and F.S. WORKMAN;
on Behalf of Themselves and All Others Similarly Situated, are the Plaintiffs, and the Defendants are TV COMMUNICATIONS NETWORK, INC., TVCN OF MICHIGAN, INC., TVCN OF WASHINGTON, D.C., INC., INTERNATIONAL INTEGRATED SYSTEMS, TVCN INTERNATIONAL, INC., INTERNATIONAL EXPORTS, INC., OMAR DUWAIK, JACOB A. DUWAIK, KENNETH D. ROZNOY, SCOTT L. JENSON, AND SCOTT L. JENSON, P.C.

     The Plaintiffs alleged in their suit that the Company's financial statements from July 1990 through August 1993 were materially misstated.
On March 8, 1996 the court certified a class in the case. On October 31, 1997 the plaintiffs and defendants agreed to settle the case subject to the Court's preliminary and final approval of the settlement. Under the terms of the settlement the plaintiffs agreed to dismiss all of their claims against the defendants in return for $1,500,000.

     On November 4, 1997 the Court granted preliminary approval to the settlement. On November 5, 1997 the Company placed $1,500,000 in escrow at Colorado National Bank. A hearing on final approval of the settlement was held on February 20, 1998. On March 3, 1998, the Court entered an order granting final approval of the settlement agreement and approving the disbursement of the settlement funds including attorneys' fees and costs.

     On March 3, 1998, the Court also entered an order dismissing with prejudice all claims, cross-claims, counterclaims, and third party claims that have been or could have been asserted in the case. The Court further ordered that the defendants shall bear only their own attorneys' fees and cost. The members of the class, except those persons who have requested exclusion from the class pursuant to the Notice of Class Action, are permanently enjoined from commencing any action or asserting any claim which could have been asserted in the case against any of the defendants, whether such class members receive any portion of the settlement fund or not. The Company does not anticipate that any person who requested exclusion from the class will file any action against any of the defendants.

     The Court has thus allowed that the escrowed funds and accrued interest be delivered to plaintiffs' counsel for distribution in accordance with the settlement agreement. All members of the class who participate in the settlement and who still own shares of TVCN acquired during the class period will relinquish such shares as part of the settlement. Approximately $705,268.82 of the settlement fund will go to pay the fees and expenses of class counsel; the remainder will be distributed to the class members who agree to participate in the settlement.

SIGNATURES

     Pursuant to the requirements of The Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TV COMMUNICATIONS NETWORK, INC.

Date:  March 13, 1998

/ss/Omar A. Duwaik
Omar A. Duwaik
PRESIDENT/CEO

/ss/Dennis J. Horner
Dennis J. Horner
VICE PRESIDENT/TREASURER